EXHIBIT 11
                                                                     Page 1 of 3


                      E'TOWN CORPORATION AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                          Three Months Ended
                                                             September 30,
                                                         1994           1993

                                                       _________      _________
PRIMARY

_______
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                           $ 3,876,107    $ 6,316,989
  Deduct: Preferred Stock Dividends                      203,250        262,500

                                                     ___________    ___________
  Net Income Available for
   Common Stock                                      $ 3,672,857    $ 6,054,489

                                                     ___________    ___________

                                                     ___________    ___________
 SHARES
  Weighted Average Number of
   Common Shares Outstanding                           6,523,535      5,568,237
  Assuming Exercise of Options
   Reduced by the Number of Shares
   Which Could Have Been Purchased
   With the Proceeds From Exercise
   of Such Options                                         1,440          9,997

                                                     ___________    ___________
  Weighted Average Number of Common
   Shares Outstanding as Adjusted                      6,524,975      5,578,234

                                                     ___________    ___________

                                                     ___________    ___________
Primary Earnings
 Per Share of Common Stock                           $      0.56    $      1.09

                                                     ___________    ___________

                                                     ___________    ___________
ASSUMING FULL DILUTION

______________________
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                             3,876,107      6,316,989
  Deduct: Preferred Stock Dividends                      203,250        262,500
  Add: After Tax Interest Expense
   Applicable to 6 3/4% Convertible
   Subordinated Debentures                               138,526        140,704

                                                     ___________    ___________
   Adjusted Net Income                               $ 3,811,383    $ 6,195,193

                                                     ___________    ___________

                                                     ___________    ___________
 SHARES
  Weighted Average Number of
   Common Shares Outstanding                           6,523,535      5,568,237
  Assuming Exercise of Options
   Reduced by the Number of Shares
   Which Could Have Been Purchased
   With the Proceeds From Exercise
   of Such Options                                         1,440          9,997
  Assuming Conversion of 6 3/4%
   Convertible Subordinated
   Debentures (a)                                        308,410        313,261

                                                     ___________    ___________
  Weighted Average Number of Common
   Shares Outstanding as Adjusted                      6,833,385      5,891,495

                                                     ___________    ___________

                                                     ___________    ___________
Fully Diluted Earnings
 Per Share of Common Stock                           $      0.56    $      1.05

                                                     ___________    ___________

                                                     ___________    ___________









(a) Convertible at $40 per share.











                                                                     EXHIBIT 11
                                                                     Page 2 of 3


                      E'TOWN CORPORATION AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                          Nine Months Ended
                                                             September 30,
                                                         1994           1993

                                                       _________      _________
PRIMARY

_______
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                           $ 9,830,035    $12,358,494
  Deduct: Preferred Stock Dividends                      655,767        787,500

                                                     ___________    ___________
  Net Income Available for
   Common Stock                                      $ 9,174,268    $11,570,994

                                                     ___________    ___________

                                                     ___________    ___________
 SHARES
  Weighted Average Number of
   Common Shares Outstanding                           6,080,955      5,233,109
  Assuming Exercise of Options
   Reduced by the Number of Shares
   Which Could Have Been Purchased
   With the Proceeds From Exercise
   of Such Options                                         3,676          7,051

                                                     ___________    ___________
  Weighted Average Number of Common
   Shares Outstanding as Adjusted                      6,084,631      5,240,160

                                                     ___________    ___________

                                                     ___________    ___________
Primary Earnings
 Per Share of Common Stock                           $      1.51    $      2.21

                                                     ___________    ___________

                                                     ___________    ___________
ASSUMING FULL DILUTION

______________________
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                             9,830,035     12,358,494
  Deduct: Preferred Stock Dividends                      655,767        787,500
  Add: After Tax Interest Expense
   Applicable to 6 3/4% Convertible
   Subordinated Debentures                               413,176        418,987

                                                     ___________    ___________
   Adjusted Net Income                               $ 9,587,444    $11,989,981

                                                     ___________    ___________

                                                     ___________    ___________
 SHARES
  Weighted Average Number of
   Common Shares Outstanding                           6,080,955      5,233,109
  Assuming Exercise of Options
   Reduced by the Number of Shares
   Which Could Have Been Purchased
   With the Proceeds From Exercise
   of Such Options                                         3,676          7,051
  Assuming Conversion of 6 3/4%
   Convertible Subordinated
   Debentures (a)                                        309,997        314,357









                                                     ___________    ___________
  Weighted Average Number of Common
   Shares Outstanding as Adjusted                      6,394,628      5,554,517

                                                     ___________    ___________

                                                     ___________    ___________
Fully Diluted Earnings
 Per Share of Common Stock                           $      1.50    $      2.16

                                                     ___________    ___________

                                                     ___________    ___________

(a) Convertible at $40 per share.






                                                                     EXHIBIT 11
                                                                     Page 3 of 3


                      E'TOWN CORPORATION AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                         Twelve Months Ended
                                                             September 30,
                                                         1994           1993

                                                       _________      _________
PRIMARY

_______
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                           $12,351,369    $15,078,867
  Deduct: Preferred Stock Dividends                      918,267      1,050,000

                                                     ___________    ___________
  Net Income Available for
   Common Stock                                      $11,433,102    $14,028,867

                                                     ___________    ___________

                                                     ___________    ___________
 SHARES
  Weighted Average Number of
   Common Shares Outstanding                           5,964,783      5,134,906
  Assuming Exercise of Options
   Reduced by the Number of Shares
   Which Could Have Been Purchased
   With the Proceeds From Exercise
   of Such Options                                         4,774          6,019

                                                     ___________    ___________
  Weighted Average Number of Common
   Shares Outstanding as Adjusted                      5,969,557      5,140,925

                                                     ___________    ___________

                                                     ___________    ___________
Primary Earnings
 Per Share of Common Stock                           $      1.92    $      2.73

                                                     ___________    ___________

                                                     ___________    ___________
ASSUMING FULL DILUTION

______________________
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                            12,351,369     15,078,867
  Deduct: Preferred Stock Dividends                      918,267      1,050,000
  Add: After Tax Interest Expense
   Applicable to 6 3/4% Convertible
   Subordinated Debentures                               551,380        562,119

                                                     ___________    ___________
   Adjusted Net Income                               $11,984,482    $14,590,986

                                                     ___________    ___________

                                                     ___________    ___________
 SHARES
  Weighted Average Number of
   Common Shares Outstanding                           5,964,783      5,134,906
  Assuming Exercise of Options








   Reduced by the Number of Shares
   Which Could Have Been Purchased
   With the Proceeds From Exercise
   of Such Options                                         4,774          6,019
  Assuming Conversion of 6 3/4%
   Convertible Subordinated
   Debentures (a)                                        310,608        315,442

                                                     ___________    ___________
  Weighted Average Number of Common
   Shares Outstanding as Adjusted                      6,280,165      5,456,367

                                                     ___________    ___________

                                                     ___________    ___________
Fully Diluted Earnings
 Per Share of Common Stock                           $      1.91    $      2.67

                                                     ___________    ___________

                                                     ___________    ___________

(a) Convertible at $40 per share.